UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 21, 2006
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

435 Newbury Street, Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(978) 762-8999

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The disclosure set forth in this report under Item 5.02 is herein incorporated by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The disclosure set forth in this report under Item 5.02 is herein incorporated by reference.
Item 5.02. Departure of Director and Principal Officer; Appointment of Principal Officer.
Departure of the Chief Executive Officer
On September 21, 2006, the Board of Directors of Medwave, Inc., a Delaware corporation (“Medwave”), accepted the resignation of its director, President and Chief Executive Officer, Timothy J. O’Malley. Mr. O’Malley resigned because of a disagreement concerning the vision for the development of Medwave’s business. In connection with Mr. O’Malley’s departure, the letter agreement, dated as of September 9, 1999 and amended on September 19, 1999, that stipulated the terms of his employment was terminated.
In connection with his departure, Medwave entered into a Resignation Agreement (the “Agreement”) with Mr. O’Malley. Pursuant to the Agreement, Mr. O’Malley will receive a cash payment equal to twelve months of salary ($270,000) and the continuation of his medical benefits through September 30, 2007. Under the Agreement, Mr. O’Malley is deemed to have fully earned his bonus for the fiscal year ending September 30, 2006. Pursuant to the Agreement, Mr. O’Malley will provide certain transitional assistance to Medwave.
Appointment of Interim Chief Executive Officer
In conjunction with Mr. O’Malley’s departure, the Board of Directors appointed one of the current directors, Frank Katarow, age 47, as interim Chief Executive Officer. Mr. Katarow has been a director of the Medwave since 2002. Because of his appointment as interim Chief Executive Officer, Mr. Katarow is stepping down from his position on Medwave’s Audit Committee. There is no arrangement or understanding pursuant to which Mr. Katarow was selected as a director, and there are no related party transactions between Medwave and Mr. Katarow reportable under Item 404(a) of Regulation S-K. At this time, the details of Mr. Katarow’s employment arrangement have not been determined.
Mr. Katarow is currently a consultant in the medical technology industry. Mr. Katarow had been the Chief Operating Officer of HomMed, LLC from October 2003 until its acquisition by Honeywell in December 2004. Prior to his position at HomMed, Mr. Katarow was President and Chief Operating Officer of BCI, Inc., a designer, manufacturer and distributor of patient monitoring equipment.
A press release announcing Mr. O’Malley’s departure and the appointment of Mr. Katarow is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
      (d) Exhibits.

Exhibit No.	Title
10.1	Resignation Agreement between the Registrant and Timothy J. O’Malley, dated September 21, 2006

99.1	Press Release dated September 21, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
Date: September 26, 2006	By:	/s/ Frank Katarow
Chief Executive Officer (interim)

EXHIBIT INDEX

Exhibit No.	Title
10.1	Resignation Agreement between the Registrant and Timothy J. O’Malley, dated September 21, 2006

99.1	Press Release dated September 21, 2006.